Exhibit 10

AMENDED AND RESTATED SERVICES AGREEMENT

This Amended and Restated Services Agreement ("Agreement") is made as of this 1st day of April, 2015, by and among Voya Insurance and Annuity Company (“VIAC”), an insurance company organized and existing under the laws of the state of Iowa, the affiliated insurance companies specified in Exhibit B hereto and certain other affiliated companies specified in Exhibit B hereto.

RECITALS

WHEREAS, certain of the parties to this Agreement entered into a Services Agreement (the “Original Agreement”), made January 1, 2001, as amended effective January 1, 2002, December 31, 2007 and October 1, 2008, by and among ING USA Annuity and Life Insurance Company (now known as VIAC) and the affiliated insurance companies specified in Exhibit B to the Original Agreement (or successors by merger to such affiliated insurance companies).

WHEREAS, the parties hereto wish to enter into this amendment and restatement to the Original Agreement, effective April 1, 2015, in order to expand and update the parties to this Agreement, to clarify the services provided hereunder and to make certain other revisions to the Agreement.

WHEREAS, the parties are affiliates under the common control of Voya Financial, Inc.; and

WHEREAS, each party possesses certain resources, including experienced personnel, facilities and equipment, which enables it to provide certain administrative, management, professional, advisory, consulting and other services to the others ("Services"); and

WHEREAS, each party desires from time to time to perform certain Services on behalf of, and receive certain Services from, the others, as described with particularity in Exhibit A attached hereto; and

WHEREAS, each party contemplates that such an arrangement will achieve operating economies, synergies and expense savings, and improve services for its benefit and that of its account owners, policyholders or contractholders, as applicable; and

WHEREAS, the parties wish to identify the Services to be provided, to provide a method for identifying the charges to be assessed and the compensation to be paid for the Services, and to assure that all charges for the Services are reasonable and in accordance with the applicable laws and regulations of the states in which each of them is domiciled;

NOW, THEREFORE, in consideration of these premises and of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Services.

(a)    Subject to the terms, conditions, and limitations of this Agreement, the party providing a service hereunder ("Service Provider") will perform for the party requesting a service hereunder ("Company") such of the Services described in Exhibit A, attached hereto and incorporated herein by this reference, as the Company may from time to time request.

(b)    The Service Provider shall employ all operating and management personnel necessary to provide the Services required by this Agreement. The Service Provider shall also maintain such facilities and equipment as it deems reasonably necessary in order to provide the Services required by the Agreement. Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between the Service Provider and any licensor, the Service Provider shall, upon termination of this Agreement, grant to the Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the Services provided to the Company, if such software is not commercially available and is necessary, in the Company's reasonable judgment, for the Company to perform the functions provided by the Service Provider hereunder after termination of this Agreement.

(c)    The parties agree that all documents, reports, records, books, files and other materials relative to the Services performed for the Company under this Agreement shall be the sole property of the Company. The Service Provider shall keep and maintain or cause to be kept and maintained full and complete documentation and records related to the Services provided including the accounting necessary to support charges for Services for no less than the period of time required by applicable law and regulation. The Service Provider shall maintain custody of said documentation and records and shall make them available to the Company and the appropriate insurance or other regulator of the Company upon request.

2.    Charges for Services.

(a)    It is the intention of the parties that the charges for the Services provided under this Agreement be determined in accordance with fair and reasonable standards and that no party realize a profit nor incur a loss as a result of the Services rendered pursuant to this Agreement. The parties intend that the provision of Services hereunder shall have no impact on the surplus of the Company. All funds and invested assets of the Company are the exclusive property of the Company held for the benefit of the Company, and are subject to the control of the Company. Expenses incurred by the Service Provider and payment received by/from the Service Provider shall be allocated to the Service Provider in conformity with customary insurance accounting practices, consistently applied and in compliance with the National Association of Insurance Commissioner’s Accounting Practices and Procedures Manual. The Company shall not advance any funds to the Service Provider except as expressly provided herein.

(b)    The Company agrees to reimburse the Service Provider for all direct costs incurred on behalf of the Company and for all indirect costs, which may be charged to the Company as follows:

(i)    "Direct Costs" include costs incurred by the Service Provider for Services provided directly to the Company, including but not limited to: (a) All costs incident to any employee or employees who are employed in rendering Services to the Company, such as salary, payroll taxes, and benefits and (b) the cost of other reasonable and necessary business expenses incurred by employees who are employed in rendering Services to the Company such as training, travel and lodging. Direct Costs shall be charged in accordance with reasonable functional cost studies and/or other information and methodologies used by the Service Provider for internal cost distribution including, where appropriate, an analysis of time spent by each employee providing Services to the Company and/or the percentage of administrative systems utilized. Data for this analysis will be collected through tracking of unit costs of Services, through time studies conducted periodically, or through other methods consistent with customary insurance accounting practices consistently applied. Annually, the bases for determining direct costs shall be modified and adjusted by mutual agreement of the Service Provider and the Company, where necessary or appropriate, to fairly and equitably reflect the actual cost incurred by the Service Provider on behalf of the Company.

(ii)    "Indirect Costs" include all other costs incurred by the Service Provider in rendering Services to the Company, including but not limited to the cost of rent or depreciation of office space, utilities, office equipment, and supplies utilized by employees who are employed in rendering Services to the Company. Indirect costs shall be charged to the Company based on an acceptable allocation methodology in conformity with insurance accounting practices.

(c)    The charges for Direct Costs and Indirect Costs referred to above shall be made by the Service Provider on a monthly or quarterly basis as appropriate for the particular Service and shall be paid not later than forty-five days following the date of the charge. Charges paid by any party to the Service Provider may be net of charges for Direct and Indirect Costs charged by such party as Service Provider to the other party.

(d)    In the event the Service Provider or the Company should discover upon review of its accounting by its internal auditors, independent auditor, any state insurance department, or other regulatory agency, that an amount charged for Services provided hereunder was erroneous, the party discovering the error will give prompt notice of such error to the affected party under this Agreement. Such notice shall contain a description of the accounting error, corrective action and supporting documentation. Any amounts owing, as a result of the correction shall be paid within sixty (60) days after notice has been given.

(e)    The Company shall have the right to inspect and audit, upon reasonable notice to the Service Provider, all books and records of the Service Provider related to the provision of the Services so as to verify the accuracy of all expenses reimbursed under this Agreement.

3.    Term.

This Agreement shall be effective as of the first day of April, 2015, and shall end on the 31st day of December, 2015. This Agreement shall be automatically renewed on the first day of each calendar year thereafter for a twelve-month period under the same terms and conditions, subject to the provisions for termination set forth herein.

4.    Termination.

This Agreement may be terminated, with or without cause, by the Service Provider or by the Company by providing thirty (30) days' written notice to that effect addressed to the other party. Each U.S. insurance company that is subject to state insurance holding company act provisions and is a party to the Agreement shall provide notice of termination of the Agreement to its domiciliary state insurance department not later than 30 days after termination of the Agreement. Any Services provided following the date of termination which, by their nature, continue after termination shall be provided under the same terms and conditions which prevailed at the time of such notice. No Service Provider shall have an automatic right to terminate this Agreement if the Company is an insurance company that is placed in receivership pursuant to applicable domiciliary state insurance insolvency laws. Any Services provided following the date of termination which, by their nature, continue after termination shall be provided under the same terms and conditions which prevailed at the time of such notice.

5.    Standard of Service.

The Service Provider shall perform the Services in a competent and professional manner according to standards agreed upon by the Service Provider and the Company. The Service Provider agrees that it will exercise due diligence to abide by and comply with all laws, statutes, rules, regulations, and orders of any governmental authority in the performance of its Services under this Agreement. The Service Provider will conduct its business and perform its obligations in a manner which will not cause the possible revocation or suspension of the Company's Certificate(s) of Authority or cause the Company to sustain any fines, penalties, or other disciplinary action of any nature whatsoever.

6.    Limitation of Authority.

The Company shall retain ultimate control and responsibility for all Services that it has delegated to the Service Provider under this Agreement and to the extent that the Company is an insurance company, it will maintain oversight for the Services provided to the Company by the Service Provider and will monitor the Services annually for quality assurance. In no event shall the Services involve control of the management of the business and affairs of the Company. The Service Provider shall provide Services hereunder as an independent contractor, and shall act hereunder so as to assure the separate operating identity of the Company. While rendering Services to the Company pursuant to this Agreement, the Service Provider, its officers and employees shall not at any time or for any purpose be considered agents of the Company unless otherwise expressly agreed to by the parties. Under no circumstances shall the Services provided pursuant to this Agreement be deemed to be those of a third party administrator pursuant to any applicable state statutes.

7.    Indemnification.

(a)    The Company hereby agrees to indemnify, defend and hold harmless the Service Provider, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part out of any action taken by the Service Provider within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligence or willful acts or omissions of the Service Provider, its officers, directors, agents and employees. The provisions of this section shall survive termination of this Agreement.

(b)    The Service Provider hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors and employees from and against any and all claims, demands, losses, liabilities, action, lawsuits and other proceedings, judgments and awards, fines and penalties, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Service Provider or of any of its officers, directors, agents or employees, in connection with this Agreement or the performance of the Service Provider's Services hereunder, or out of any action taken by the Service Provider beyond the scope of the Service Provider's duties or authority hereunder. The provisions of this section shall survive termination of this Agreement.

8.    Notices.

All notices, requests, and communications required or permitted under this Agreement shall be in writing and deemed given when addressed to the applicable address set forth in Exhibit B attached hereto and (i) delivered by hand to an officer of the other party, (ii) deposited with the U.S. Postal Service, as first-class certified or registered mail, postage prepaid, or (iii) deposited with an overnight courier. Any notice of a change of address shall be given in the same manner.

9.    Cooperation.

Each party to this Agreement shall cooperate with the other party, and with appropriate governmental authorities (including, without limitation, the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.    Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award maybe entered in any Court having jurisdiction thereof.

11.    Waiver.

No waiver of any provision of this Agreement shall be deemed, or shall constitute, waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Failure of any party to exercise or delay in exercising any right or power granted under this Agreement shall not operate as a waiver of any such right or power.

12.    Miscellaneous.

This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement of the parties hereto. Assignment by any party of all or a portion of its rights and obligations under this Agreement to an affiliate will (i) be subject to the state insurance holding company act provisions governing transfers and assignments of the domiciliary state insurance department of each insurance company that is a party to this Agreement and that will either receive services from, or provide services to, such affiliate assignee; (ii) be subject to the state insurance holding company act provisions governing transfers and assignments of the assignor’s domiciliary state, to the extent that the assignor is a U.S. insurance company; and (iii) requires notice of the assignment to the domiciliary state insurance department of any insurance company that is a party to this Agreement to the extent the assignment involves such insurance company. This Agreement may be amended only by a written instrument executed by all parties and with the prior approval of the domiciliary state insurance department of each U.S. insurance company that is a party to this Agreement. If any portion of this Agreement is invalid under any applicable statute or rule of law, it shall not affect the remainder of this Agreement which shal1 remain valid and binding. This Agreement shall be binding on the parties, their legal representatives and successors. This Agreement shall be construed in accordance with and governed by the laws of the state in which the Services are provided, without regard to principles of conflict of laws.

13.    Receivership.

No party to this Agreement may automatically terminate this Agreement if another party to this Agreement that is a U.S. insurance company (the “Insurance Affiliate”) is placed in receivership or seized by its respective domiciliary state Insurance Commissioner (“Commissioner”) pursuant to applicable domiciliary state insurance receivership statutes. In the event the Insurance Affiliate is placed in receivership or seized by its domiciliary state Commissioner pursuant to applicable domiciliary state insurance receivership statutes, (i) all of the rights of the Insurance Affiliate, as applicable, under this Agreement will extend to the receiver or the Commissioner, as applicable, and (ii) all books and records related to the Services hereunder will be made available to the receiver or the Commissioner, as applicable, immediately upon request thereby. The Insurance Affiliate will continue to maintain any systems, programs or other infrastructure notwithstanding a seizure of the Insurance Affiliate by the Commissioner under the applicable domiciliary state insurance receivership statutes, and will make them available to the receiver for as long as the Insurance Affiliate continues to receive timely payment for services rendered.

14.    Entire Agreement.

This Agreement, as amended from time to time as described herein, represents the entire agreement between the parties. The parties may, from time to time, enter into additional or other written agreements relating to other aspects of this business relationship. Such agreements shall be considered part of this Agreement and incorporated by reference. Neither party shall have any duties or responsibilities other than as specified or incorporated herein by reference.

15.    Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Voya Retirement Insurance and Annuity Company

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Insurance and Annuity Company

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

ReliaStar Life Insurance Company

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Security Life of Denver Insurance Company

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Midwestern United Life Insurance Company

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Directed Services LLC

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Security Life of Denver International Limited

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Alternative Asset Management LLC

By:	/s/Eric Banta
Name:	Eric Banta
Title:	Senior Vice President and Assistant Secretary

Voya America Equities, Inc.

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Financial Advisors, Inc.

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Financial Partners, LLC

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Institutional Plan Services, LLC

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

Voya Investments Distributor, LLC

By:	/s/Michael Bell
Name:	Michael Bell
Title:	Senior Vice President and Treasurer

Voya Investment Management Alternative Assets LLC

By:	/s/Carolyn Augur-Birbara
Name:	Carolyn Augur-Birbara
Title:	Vice President and Assistant Secretary

Voya Investment Management Co. LLC

By:	/s/Carolyn Augur-Birbara
Name:	Carolyn Augur-Birbara
Title:	Vice President and Assistant Secretary

Voya Investment Management LLC

By:	/s/Eric Banta
Name:	Eric Banta
Title:	Senior Vice President and Assistant Secretary

Voya Investment Trust Co.

By:	/s/Carolyn Augur-Birbara
Name:	Carolyn Augur-Birbara
Title:	Vice President and Assistant Secretary

Voya Investments, LLC

By:	/s/Michael Bell
Name:	Michael Bell
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Voya Retirement Advisors, LLC

By:	/s/David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and Treasurer

LIST OF EXHIBITS

A‑1    Underwriting and New Business Processing Services

A‑2    Licensing and Contracting Services

A‑3    Policyowner/Contractowner and Claims or Other Business Processing Services and Operational Support.

A‑4    Actuarial Services

A‑5    Information Services

A‑6    Legal, Risk Management and Compliance Services

A‑7    Human Resource Services

A‑8    Marketing and Sales Promotion Services

A‑9    Tax Services

A‑10    Reinsurance Management and Administration Services

A‑11    Management Services

A‑12    Printing, Record, File, Mail and Supply Services

A-13    Financial Management Services for Retail and Other Customer Products

A‑14    Pricing, Trading, Performance Reporting and Accounting Services for Variable Products

B    Addresses for Notices

Exhibit A-1

Underwriting and New Business Processing Services

Services related to underwriting for insurance products and new business processes for insurance and non-insurance products including, but not limited to:

1.    Underwriting and risk consulting services.

2.    Analysis of underwriting standards.

3.    Assistance and advice in the development of appropriate underwriting standards in accordance with all laws and regulations of the Company’s state.

4.    Perform underwriting in accordance with Company guidelines.

5.    Provide medical and/or technical support and advice to underwriting.

6.    Approve for issue all applications which meet underwriting criteria.

7.    Process all approved applications and issue and deliver policies to policyholders.

8.    Financial and other reporting in connection with underwriting and new business processing.

Exhibit A-2

Licensing and Contracting Services

Services related to producer licensing and contracting including, but not limited to:

1.    Assist with pre-appointment investigations of producers.

2.    Administer producer licenses, contracts and producer compensation and maintain a computer database for license and contract status.

Exhibit A-3

Policyowner/Contractowner and Claims or Other Business Processing Services and Operational Support Services

Operational services related to policyowner, contractowner, or account owner and claims or other business processing including, but not limited to:

1.    Bill policyholders or contractowners.

2.    Collect premiums or deposits.

3.    Respond to customer inquiries by phone or letter.

4.    Administer policy or contract changes.

5.    Administration and support for claims or other operational and business processing requests.

6.    Process claims and/or render legal, medical or technical support and advice relating to the processing, settlement and payment of claims.

7.    Surrender, lapse and maturity processing.

8.    Distribute benefits.

9.    Financial and other reporting in connection with policyowner/contractowner/account owner, claims and other business processing services.

Exhibit A-4

Actuarial Services

Actuarial related services including but not limited to:

1.     Actuarial consulting services, including clerical, technical and product actuarial support and product development support.

2.        Prepare actuarial reports, opinions and memoranda and assist with asset/liability management and cash flow testing.

3.    Conduct product experience studies.

4.    Prepare reserve calculations and valuations.

5.    Develop new products.

6.    Evaluate product performance versus expectations.

7.    Financial and other reporting in connection with actuarial services.

8.    Development and support of actuarial models and corresponding actuarial assumptions.

9.    Governance and oversight of aforementioned actuarial services.

Exhibit A-5

Information Services

Services related to information management including, but not limited to:

1.    Professional, technical, supervisory, programming and clerical support for information services.

2.    Informational and computer services may be in the nature of applications and programming support, enhancing existing systems, helping to install new systems.

3.    Develop data processing systems strategy.

4.    Implement systems strategy.

5.    Program computers.

6.    Provide data center services, including maintenance and support of mainframe and distribution process hardware and software.

7.    Standard systems for enterprise-wide applications, including, but not limited to: product administration, finance, human resources, operations, legal and compliance.

8.    Manage data and voice communications systems.

9.    Manage local area networks and other desktop software and systems.

10.    Provide data security and maintain effective disaster recovery program.

11.    Purchase hardware, software and supplies.

12.    Provide information security risk management services.

13.    Manage all aspects of production support related to technology applications and services.

14.    Provide program/project management services.

15.    Develop and maintain operational reporting statistics for technology related services.

Subject to the terms (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Service Provider and any licensor, Service Provider shall, upon termination of this Agreement, grant to Company a perpetual license, without payment of any fee, in any electronic data processing software developed or used by the Service Provider in connection with the Services provided to the Company hereunder if such software is not commercially available and is necessary, in the Company’s reasonable judgment, for the Company to perform subsequent to termination the functions provided by the Service Provider hereunder.

Exhibit A-6

Legal, Risk Management and Compliance Services

Services related to legal, risk management and compliance including, but not limited to:

1.
Provide counsel, advice and assistance in any matter of law, corporate governance and governmental relations, including advisory and consulting services, in connection with the maintenance of corporate existence, licenses, dealing with regulatory agencies, development of products, contracts and legal documents, product approvals, registration and filing of insurance and securities products, handling of claims and matters involving legal controversy, assist with dispute resolution, select, retain and manage outside counsel and provide other legal services as reasonably required or requested.

2.
Provide assistance in any matter relating to risk management, including procurement of fidelity bond insurance, blanket bonds, general liability insurance, property damage insurance, directors’ and officers’ liability insurance, workers compensation, and any other insurance purchased by the Company.

3.
Assist in the development and maintenance of a corporate compliance program and a state insurance fraud reporting program. Assist in maintaining appropriate records and systems in connection with the Company’s compliance obligations under application state law.

4.	Provide assistance with internal audit including review of operational procedures, performance of compliance tests, and assist to independent auditors.

5.
Develop and maintain necessary enterprise risk management framework and reporting, including operational risk management, investment management, financial and actuarial risk management, information security risk management and crisis management.

6.	Manage incident response, remediation, and reporting processes.

Exhibit A-7

Human Resource Services

Services related to human resource management including, but not limited to:

1.    Personnel recruiting and support services.

2.    Design and implementation of human resources training.

3.    Compensation studies and benefits consulting.

4.    Support employee communications.

5.    Payroll services.

6.    Benefits compensation and design and administration.

7.    Employee relations.

Exhibit A-8

Marketing and Sales Promotion Services

Services related to marketing and sales promotion including, but not limited to:

1.     Prepare sales promotional items, advertising materials and artwork, design, text and articles relevant to such work, including clerical, technical and supervisory support and related communications.

2.    Manage all aspects of advertising including but not limited to print, digital, and mass media advertising.

3.    Support general communications with producers.

4.    Conduct formal insurance market and other product market research.

5.    Develop sales illustrations, advertising materials, and software for products, in compliance with applicable state or federal laws.

6.    Design and implement training programs, including product and industry developments and legal compliance.

7.    Distribute to employees and/or agents underwriting guidelines for the products, where applicable.

8.    Analyze and develop compensation and benefit plans for general agents and agents.

9.    Plan and support of producer conferences.

Exhibit A-9

Tax Services

Services related to tax including, but not limited to:

1.        Maintenance of tax compliance, including tax return preparation and review of financial statement tax provisions.

2.    Management of tax and audit appeals, including processing information requests, protest preparation, and participation in any appeals conference.

3.    Direction of tax research and planning, including research of compliance issues for consistency, development of tax strategies and working with new legislative proposals.

4.    Administration of tax liens, levies and garnishment of wages of Company employees and agents.

Exhibit A-10

Reinsurance Management and Administration Services

Services related to reinsurance management and administration including, but not limited to:

1.    Advise with respect to reinsurance retention limits.

2.    Advice and support with respect to negotiation of reinsurance treaties.

3.	Advice and support with respect to the management of reinsurer relationships.

4.    Provide operational support and reporting for reinsurance relationships.

Exhibit A-11

Management Services

Services related to general management including, but not limited to:

1.
Consultative and advisory services to the Company’s senior executive officers and staff with respect to conduct of the Company’s business operations and the execution of directives and resolutions of the Company’s Board of Directors pertaining to business operations and functions, including provision of personnel to serve as officers and directors of Company.

2.
Consultation and participation in the Company’s strategic planning process; the development of business goals, objectives and policies; the development of operational, administrative and quality programs; preparation of financial and other reports; and the coordination of such processes, goals, objectives, policies and programs with those of the holding company.

3.
Advice and assistance with respect to maintenance of the Company’s capital and surplus, the development and implementation of financing strategies and plans and the production of financial reports and records.

4.
Representation of the Company’s interests at government affairs and industry meetings; shareholder and investment analyst meetings; participation in the deliberation and affairs of trade associations and promotion of the Company’s products, relationships and financial performance results with the public and shareholders.

5.
Consultative, advisory and administrative services to the Company’s senior executive officers and staff in respect to development, implementation and administration of human resource programs and policies, the delivery of communications and information to employees regarding enterprise plans, objectives and results; and the maintenance of employee relations, morale and developmental opportunities.

6.	Direction and performance of internal audits and arrangement for independent evaluation of business processes and internal control.

7.	Consultation, development and support of programs designed to enhance operational excellence and drive process improvements, including program management services.

8.	Provide advice and support for internal and external communications.

Exhibit A-12

Printing, Record, File, Mail and Supply Services

Services related to printing, records, files, mail, electronic delivery and supplies including, but not limited to:

Printing, record, file, mail and supply services including, maintaining policy or other customer files, prospectus and other regulatory documents, and marketing material; document control; production and distribution of standard forms, stationary, business cards and other material; arrangement of warehouse storage space; supply fulfillment; mail processing, delivery and shipping; participation in purchasing agreements; retrieval and production of documents for regulatory examinations and litigation; and development and administration of record retention programs.

Exhibit A-13

Financial Management Services for Retail and Other Customer Products

Services related to accounting and finance for retail life and annuity products and other customer products, including but not limited to:

1.	Consultation, technical assistance and oversight in all matters related to financial management and analysis for all retail life and annuity products and other customer products.

2.	Coordination of product expense pricing reporting and analysis.

3.	Maintenance of financial controls with respect to the balancing and reconciliation of Administrative systems and general ledger suspense accounts.

4.	Treasury operations, including but not limited to bank reconciliation and disbursement processing.

5.	Accounting and reporting for general and separate account products and other customer products, including preparation of general ledgers, transaction ledgers and trial balances.

6.	Management reporting services, including coordination of the annual planning process and consolidation of monthly and quarterly results.

7.	Consultation and assistance in coordinating the internal and external audit process.

8.	Provide support as necessary for the preparation of financial statements and reports, including monthly, quarterly and annual financial statements on both a statutory and GAAP basis.

9.	Maintenance of cost accounting reports and services in support of monthly management reporting, quarterly and annual external reporting, and budgeting.

10.
Provide resources and methodologies associated with internal control evaluation and awareness related to financial reporting including but not limited to Sarbanes-Oxley and the National Association of Insurance Commissioners Model Audit Rule.

Exhibit A-14

Pricing, Trading, Performance Reporting and
Accounting Services for Variable Products

Services related to support of day to day pricing, trading, performance reporting and accounting operations for variable products, including but not limited to:

1.
Pricing. Collect pricing information (net asset value and ordinary income / capital gain distributions) from Investment Companies, and where applicable, calculate the variable account unit value. Provide pricing information to the applicable Voya administrative systems / business units and external business partners; pricing calculations for insurance products shall be reported as required by the prospectus for each product.

2.
Trading. Collect net trade data from Voya administrative systems, consolidate to a legal entity level per investment option, and submit to Investment Companies; on a daily basis reconcile the shares/trade per Voya to Investment Company; provide to Voya Treasury wire data for the settlement of trades placed.

3.
Accounting. Post to ledger the entries supporting the trades and wires processed; entries will include any applicable Variable Annuity Account contract charges; daily reconcile entries posted to ledger/market value to Variable Annuity Account liability/reserve; provide Variable Annuity Account data for the Financials and Insurance Company Schedule D.

4.
Investment Company Revenue. Calculate asset based revenue/sub-accounting fees monthly and post accruals to the ledger; collect revenue from investment companies in a timely manner; reconcile amounts received to the estimated calculated, and book actual payments to ledger.

5.	Performance Reporting. Calculate product and investment option level returns in accordance with SEC and NASD guidelines; provide returns to Voya applications, web sites, marketing, and field.

EXHIBIT B ‑ VOYA AFFILIATE COMPANIES

Name	Domestic State	Principal Office	Principal Mailing Address
Security Life of Denver Insurance Company	Colorado	8055 East Tufts Avenue, Suite 650 Denver, Colorado 80237	5780 Powers Ferry Road, N.W. Atlanta, Georgia 30327-4390

Voya Retirement Insurance and Annuity Company	Connecticut	One Orange Way Windsor, Connecticut 06095	5780 Powers Ferry Road, N.W. Atlanta, Georgia 30327-4390

Voya Insurance and Annuity Company	Iowa	909 Locust Street Des Moines, Iowa 50309	1475 Dunwood Drive West Chester, Pennsylvania 19380

Midwestern United Life Insurance Company	Indiana	8761 Buffet Parkway Fishers, Indiana 46038	5780 Powers Ferry Road, N.W. Atlanta, Georgia 30327-4390

ReliaStar Life Insurance Company	Minnesota	20 Washington Avenue South Minneapolis, Minnesota 55401	5780 Powers Ferry Road, N.W. Atlanta, Georgia 30327-4390

Directed Services LLC	Delaware	One Orange Way Windsor, Connecticut 06095	One Orange Way Windsor, Connecticut 06095

Security Life of Denver International Limited	Arizona	2929 North Central Avenue 1700 Phoenix Plaza Tower II Phoenix, AZ 85012	5780 Powers Ferry Road, N.W. Atlanta, Georgia 30327-4390

Voya Alternative Asset Management LLC	Delaware	230 Park Avenue New York, New York 10169	230 Park Avenue New York, New York 10169

Voya America Equities, Inc.	Colorado	One Orange Way Windsor, Connecticut 06095	One Orange Way Windsor, Connecticut 06095

Voya Financial Advisors, Inc.	Minnesota	909 Locust Street Des Moines, Iowa 50309	20 Washington Avenue Minneapolis, Minnesota 55401

Voya Financial Partners, LLC	Delaware	One Orange Way Windsor, Connecticut 06095	20 Washington Avenue Minneapolis, Minnesota 55401

Name	Domestic State	Principal Office	Principal Mailing Address
Voya Institutional Plan Services, LLC	Delaware	One Orange Way Windsor, Connecticut 06095	One Orange Way Windsor, Connecticut 06095

Voya Investments Distributor, LLC	Delaware	Suite 100, 7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258-2034	Suite 100, 7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258-2034

Voya Investment Management Alternative Assets LLC	Delaware	230 Park Avenue New York, New York 10169	230 Park Avenue New York, New York 10169

Voya Investment Management Co. LLC	Delaware	230 Park Avenue New York, New York 10169	230 Park Avenue New York, New York 10169

Voya Investment Management LLC	Delaware	5780 Powers Ferry Road NW Suite 300 Atlanta, Georgia 30327-4349	5780 Powers Ferry Road NW Suite 300 Atlanta, Georgia 30327-4349

Voya Investment Trust Co.	Connecticut	One Orange Way Windsor, Connecticut 06095	One Orange Way Windsor, Connecticut 06095

Voya Investments, LLC	Arizona	Suite 100, 7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258-2034	Suite 100, 7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258-2034

Voya Retirement Advisors, LLC	New Jersey	One Orange Way Windsor, Connecticut 06095	One Orange Way Windsor, Connecticut 06095